VOXX International Corporation Completes Its Acquisition of Hirschmann Car Communication GmbH

Acquisition to be immediately accretive to cash flow and earnings per share; Company strengthens its global OEM presence and gains access to new technologies for worldwide automotive markets

HAUPPAUGE, N.Y., March 14, 2012 /PRNewswire/ -- VOXX International Corporation (NASDAQ: VOXX) announced today that it has completed its acquisition of Car Communication Holding GmbH and its worldwide subsidiaries ("Hirschmann") for a total purchase price of approximately $112 million (euro 85 million), plus related transaction fees, expenses and working capital adjustments.

In 2011, Hirschmann sales were approximately $199 million (euro 143 million), representing a 16% increase over the prior year. Management believes, based on the Company's existing pipeline of booked business through 2016 and anticipated global market opportunities that Hirschmann sales will continue to increase in the coming year.

On a consolidated basis, VOXX International believes that FY13 sales will exceed $900 million, with global automotive sales (aftermarket and OEM) representing approximately $475 - $500 million. Additionally, the acquisition of Hirschmann is expected to be immediately accretive to cash flow and earnings per share ("EPS"). The Company estimates that with Hirschmann and through further synergies in its existing business and based on anticipated fluctuations in the Euro conversion rate, EBITDA for FY13 should be approximately $65-$70 million.

Patrick Lavelle, President and CEO of VOXX International, stated, "This is another major milestone for our Company, as the addition of Hirschmann strengthens our global footprint and our OEM automotive offering. Hirschmann is a pioneer in the industry and has been supplying automotive manufacturers for nearly 70 years. Their technology is second to none and we believe, the addition of their antenna solutions and mobile tuners will lead to increased opportunities for our Company."

Hirschmann, headquartered in Neckartenzlingen, Germany, is a recognized tier-1 supplier of communications and infotainment solutions, primarily to the automotive industry, and counts among its global customers, Audi, BMW, DAF, Daimler, PSA, Renault, and Volkswagen Group, among others. The Company delivers technologically advanced automotive antenna systems and automotive digital TV tuner systems and is recognized throughout the industry for its commitment to innovation, having developed the world's first analog to digital tuner and the first digital TV tuner for the Chinese market. Hirschmann holds more than 65 registered patents and has more than 100 patent filings which are currently pending.

Ludwig Geis, Chief Executive Officer of Hirschmann, stated, "The entire Hirschmann team is very excited to become part of the VOXX International family and we look forward to working with them to further expand our global reach. With car sales anticipated to rise over the coming years, and with new technologies being introduced into the global markets, we see significant opportunities to collaborate on technological development and potentially, to market our respective product offerings to both current and new customers. We will continue to focus our efforts on R&D and driving innovation. Every employee remains committed to ensuring 100% customer satisfaction."

Hirschmann's antenna business is primarily with automotive OEMs as well as with non-automotive and aftermarket customers. The Company offers a comprehensive portfolio of active and passive antenna systems for light vehicles and commercial vehicles. Its product portfolio consists of car roof antennas, mobile communication antennas, integrated antenna systems including film antennas and satellite antennas, as well as wireless local area network antenna solutions. Hirschmann is currently developing a new line of "intelligent antennas", products that incorporate telematics modules and include digital signals preprocessing. The Company is one of the leading suppliers in the European market and primarily sells products to German and European automotive OE manufacturers.

The Company's Tuner Systems business unit develops and supplies innovative mobile receiving systems for on-board digital TV exclusively to automotive OEMs. Hirschmann is the only company capable of supplying TV tuners for all digital TV standards worldwide. Today, Hirschmann is the global market leader for automotive digital

TV tuner systems with a large percentage of sales generated in the China market. The Company holds numerous registered patents for tuner systems including hybrid tuner systems and for phase diversity. Furthermore, remote desktops in mega-cities around the world allow Hirschmann to receive the actual TV broadcast at its engineering facility in Germany, where it can test and validate its tuner systems without being locally present. With market-leading innovations and next-generation products in development, such as the automotive tuner box including radio functionality, Hirschmann is well positioned to meet customer demand and future customer expectations.

This transaction was financed through a combination of existing VOXX international cash and an amended and restated $205 million Senior Secured Credit Facility, which consists of a $130 million Revolving Credit Facility and a $75 million Term Loan. The financing will be led by Wells Fargo Bank, National Association. The combined assets of VOXX International and Hirschmann will secure the borrowings under the facility, which will also be used for general corporate purposes. Management noted that this amended facility replaces the Asset-based Revolving Facility that was secured at the time of the Klipsch transaction. Barring any additional acquisitions, the Company will be in a position to pay down its debt in full within the next five years. Additionally, the restated facility has similar or more favorable terms.

Lavelle continued, "This acquisition is in line with our stated strategy to increase our global reach, enhance our product offering and expand our OEM automotive business. It also provides us with high quality, manufacturing skillsets which enable us to stay ahead of the technology curve. Hirschmann's relationships with German OEMs are strong and we see additional opportunities to expand their reach into the U.S. and China markets. Additionally, Hirschmann has a substantial base of business already booked for the next few years. We are highly confident that this acquisition will generate new opportunities for growth and profitability as we continue to drive towards generating sustainable returns for our shareholders."

John Shalam, Founder and Chairman of the Board, stated, "We had a vision and strategy in place several years ago, which I believed would generate strong shareholder value. Our Company is much stronger operationally and financially today than in years past, and equally important, we are positioned for organic growth across global markets. RCA, Terk, Oehlbach, Schwaiger, Invision, Jensen, Klipsch and Hirschmann, among the other companies and brands we've acquired, provide us with a significant global electronics and accessories offering, strong customer relationships and a growing automotive business which bodes well for our future. I'm very proud of our accomplishments and believe the best is yet to come."

Wells Fargo Securities, LLC acted as exclusive financial advisor to the Company, and Wells Fargo Bank, N.A. provided the committed debt financing. Levy, Stopol & Camelo served as legal counsel to VOXX International along with Norton Rose Germany LLP.

About VOXX International Corporation

VOXX International Corporation (NASDAQ:VOXX) is the new name for Audiovox Corporation, a company that was formed over 45 years ago as Audiovox that has grown into a worldwide leader in many automotive and consumer electronics and accessories categories, and premium high-end audio. Through its wholly owned subsidiaries, VOXX International is proudly recognized as the #1 premium loudspeaker company in the world, and has #1 market positions in automotive video entertainment and remote starts and TV remote controls and reception products. Now, with the addition of Hirschmann, the Company has #1 market share in automotive TV tuners. The Company's brands also hold leading market positions across a wide-spectrum of consumer and automotive segments.

Today, VOXX International is a global company....with an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and most of the world's leading automotive manufacturers. The Company has an international footprint in Europe, Asia, Mexico and South America, and a growing portfolio, which is now comprised of over 30 trusted brands. Among the key domestic brands include Hirschmann®, Klipsch®, RCA®, Invision®, Jensen®, Audiovox®, Terk®, Acoustic Research®, Advent®, Code Alarm®, CarLink®, Omega®, Excalibur®, Prestige®, and SURFACE™. International brands include Klipsch®, Jamo®, Energy®, Mirage®, Mac Audio®, Magnat®, Heco®, Schwaiger®, Oehlbach® and Incaar™. The Company

continues to drive innovation throughout all of its subsidiaries, and maintains its commitment to exceeding the needs of the consumers it serves. For additional information, please visit our Web site at www.voxxintl.com.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statement. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses as well as the accessories business; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against VOXX International Corporation and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended February 28, 2011.

Company Contact:
Glenn Wiener
GW Communications
Tel: 212-786-6011
Email: gwiener@GWCco.com

SOURCE VOXX International Corporation